Exhibit 99.1

NEWS RELEASE

Contacts:
Main Street Capital Corporation
Dwayne L. Hyzak, CFO and Senior Managing Director
dhyzak@mainstcapital.com
713-350-6000

Dennard Rupp Gray & Lascar, LLC
Ken Dennard | ksdennard@drg-l.com
Ben Burnham | bburnham@drg-l.com
713-529-6600

MAIN STREET CAPITAL PROVIDES SECOND

QUARTER 2012 PORTFOLIO ACTIVITY UPDATE

HOUSTON, July 10, 2012 — Main Street Capital Corporation (NYSE: MAIN) (“Main Street”) today provided an update of its portfolio investment activity for the second quarter of 2012.

Lower Middle Market Portfolio Investments Update

During the second quarter of 2012, Main Street completed lower middle market (“LMM”) portfolio investments totaling $29.4 million, including investments in three previously announced new LMM portfolio companies totaling $23.0 million and follow on investments in existing LMM portfolio companies totaling $6.4 million.  On an aggregate basis, Main Street received total repayments of debt principal from several LMM portfolio debt investments during the second quarter of 2012 totaling $8.5 million.  Main Street also realized a loss of $3.4 million on a LMM portfolio investment that had been fully impaired in prior periods and which also had been on non-accrual status since the first quarter of 2011.

Main Street’s significant LMM portfolio activity for the second quarter of 2012 is summarized below:

New LMM Portfolio Company Investments

•                  B.J. Alan Company — a $10.0 million investment in secured, second lien debt; the company, which does business under the name Phantom Fireworks, is the nation’s largest showroom fireworks retailer and second largest importer, wholesaler and distributor of consumer fireworks.

•                  Bridge Capital Solutions Corporation — a $5.0 million investment in first lien, senior secured debt with equity warrant participation; the company is a financial services firm that provides accelerated cash flow solutions to small business.

•                  Zilliant, Incorporated — an $8.0 million investment in first lien, senior secured debt with equity warrant participation; the company is the leading provider of price optimization and margin management solutions for B2B manufacturing, distribution, high-tech and industrial services companies.

Middle Market Portfolio Investments Update

In addition to the LMM portfolio investment activity discussed above, Main Street completed middle market portfolio investments, which represent debt investments in businesses that are generally larger in size than Main Street’s LMM portfolio companies, totaling $133.7 million during the second quarter of 2012.  The second quarter investment activity resulted in twenty-two new middle market companies at June 30, 2012, with such investments totaling $113.0 million with a weighted average effective yield of approximately 7.9%.  The twenty-two new middle market investments represent first lien secured debt investments and include companies operating in a variety of industries.  In addition, during the second quarter of 2012 Main Street fully exited its investments in six middle market portfolio companies that Main Street was invested in on March 31, 2012, which together with partial repayments on or exits of other debt securities in middle market portfolio companies, represented a total decrease of $41.3 million in middle market debt investments during the second quarter of 2012.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies and debt capital to middle market companies. Main Street’s portfolio investments are typically made to support management buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors.  Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides “one stop” financing alternatives within its lower middle market portfolio.  Main Street’s lower middle market companies generally have annual revenues between $10 million and $150 million. Main Street’s middle market debt investments are made in businesses that are generally larger in size than its lower middle market portfolio companies.